UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2023

CINEMARK HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33401	20-5490327
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 Dallas Parkway, Plano, Texas 75093

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 972. 665.1000

N/A

(Former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CNK	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2023, Lee Roy Mitchell, the founder of Cinemark Holdings, Inc., a Delaware corporation (the “Company”), and a Class III Director, with a term expiring at the Company’s 2025 Annual Meeting of Stockholders, tendered his resignation from his position on the Company’s Board of Directors (the “Board”), effective immediately. Lee Roy Mitchell’s resignation is not the result of any disagreement with the Company relating to the Company’s operations, policies or practices.

Under the Director Nomination Agreement, dated as of April 9, 2007, by and among the Company and certain stockholders (the “Director Nomination Agreement”), the Mitchell Investors (as defined in the Director Nomination Agreement) have a right to designate two nominees to the Board, pursuant to which the Mitchell Investors had previously designated Lee Roy Mitchell as one of their nominees. As a result of Lee Roy Mitchell’s resignation, the Mitchell Investors designated Kevin Mitchell pursuant to the Director Nomination Agreement to fill the vacancy on the Board left by Lee Roy Mitchell’s resignation. On February 15, 2023, the Board appointed Kevin Mitchell to fill such vacancy, effective immediately, as a Class III Director, with a term expiring at the Company’s 2025 Annual Meeting of Stockholders. Kevin Mitchell was not appointed to serve on any committees of the Board in connection with his initial appointment as a director. Kevin Mitchell is the son of Lee Roy Mitchell, who directly and indirectly owns approximately 8.5% of the Company’s common stock, par value $0.001 per share, as of February 15, 2023. The Company’s related party transactions with Lee Roy Mitchell are described under the caption “Certain Relationships and Related Party Transactions” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 6, 2022 (the “Proxy Statement”), which is incorporated by reference herein.

Kevin Mitchell has been involved in theatrical exhibition for over 35 years. He founded and served as CEO of ShowBiz Cinemas, a bowling, movies and more concept with operations in Texas, Oklahoma, Florida and Wyoming, prior to selling his interest in the company in December of 2021. Kevin Mitchell has also served on multiple Boards of Directors, including former Chairman of the Board for Variety the Children’s Charity of Texas, as an Advisory Board Member for National Association of Theatre Owners (NATO) and Will Rogers Motion Picture Pioneers Foundation, as well as a Board Member for Chuck Norris’ Kickstart Kids.

As a non-employee director of the Company, Kevin Mitchell will participate in the Company’s compensation program for non-employee directors described under the caption “Director Compensation” in the Proxy Statement.

Except with respect to the Director Nomination Agreement described above, there are no other arrangements or understandings between Kevin Mitchell and any other person pursuant to which Kevin Mitchell was appointed to serve on the Board. There are no family relationships between Kevin Mitchell and any other director or executive officer of the Company.

The foregoing description of the Director Nomination Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Director Nomination Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, File No. 001-33401, filed May 3, 2007).

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s press release announcing the resignation of Lee Roy Mitchell from his position on the Board and the Board’s appointment of Kevin Mitchell to fill Lee Roy Mitchell’s vacancy on the Board is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release dated February 15, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINEMARK HOLDINGS, INC.

Date: February 21, 2023	By:	/s/ Michael D. Cavalier
	Name:	Michael D. Cavalier
	Title:	Executive Vice President – General Counsel and Business Affairs & Secretary